ACQUISITION AGREEMENT

This Agreement is effective as of May 11, 2015 by and among Global Boatworks, LLC, a Florida Limited Liability Company ("Global LLC"), Global Boatworks Holdings, Inc. (“Global Boatworks”), and the persons listed on the signature page hereto who own 100% of the outstanding securities of Global Boatworks, LLC., (the “Holders”).

WHEREAS, Global Boatworks, desires to acquire 100% of the securities of Global LLC from the Holders solely in exchange for shares of Global Boatworks’ common stock at $.0001 par value (the “Common Shares”), as set forth on Exhibit A hereto, (the “Acquisition”);

WHEREAS, upon execution hereof, the Holders will sell the Global LLC securities to Global Boatworks solely in exchange for the Global Boatworks Common Shares;

WHEREAS, upon completion of the transactions contemplated by the Acquisition, Global LLC shall become a wholly-owned subsidiary of Global Boatworks

NOW THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, and other good and valuable consideration, each of the parties hereto agrees as follows:

1.  Upon execution hereof, Global Boatworks shall acquire 100% of Global LLC’s issued and outstanding securities from the Holders solely in exchange for the Global Boatworks’ Common Shares and Global LLC shall become a wholly owned subsidiary of Global Boatworks

2. The transactions contemplated by this Agreement shall be effective as of May 11, 2015 (the “Closing”).

3. At the Closing, the following shall occur: (i) Each Holder shall sell to Global Boatworks 100% of his or her Global LLC securities to make Global Boatworks the sole holder thereof; and (ii) Global Boatworks shall deliver to the Holders, certificates representing the Common Shares issued as set forth on Exhibit A hereto.

4. Upon execution thereof, Global LLC will deliver all of its business and corporate records to Global Boatworks, including but not limited to correspondence, files, bank statements, income tax returns, checkbooks, savings account books, minutes of managers’ meetings, financial statements, Global LLC securities ownership records, agreements and contracts.

5. Each Holder understands that Global Boatworks Common Shares have not been registered under the Securities Act of 1933 (the "1933 Act"). Each Holder represents he or she is acquiring Global Boatworks Common Shares for investment without a view towards distribution.

6. Each Holder represents that he or she is, and at Closing will be, the holder of Global LLC securities as set forth ion Exhibit A hereto.

7. Each Holder represents that he or she has, and at Closing will have, valid title to his or her Global LLC securities and acquired such Global LLC securities in a lawful transaction in accordance with the laws of the state of Florida. Global LLC securities will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of Global LLC securities are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares and, except as provided in this Agreement, no Holder isa party to any agreement which offers or grants to any person the right to purchase or acquire any of Global LLC securities.

8. This Agreement is subject to the terms of all applicable federal, state, and municipal laws, regulations, and decisions, whether existing or enacted hereafter, including the regulations and actions of all governmental administrative agencies and commissions having jurisdiction.

9. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings which are deemed to have been merged herein.  No representations were made or relied upon by either party, other than those expressly set forth herein.

10.  The failure of any party to object to, or to take affirmative action with respect to, any conduct of any other party which is in violation of the terms of this Agreement shall not be construed as a waiver of such violation or breach, or of any future breach, violation, or wrongful conduct.  No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver or exhaustion of that or any other right, unless otherwise expressly provided herein.

11. All notices or other communications to be sent as provided for by this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid, to the persons and addresses set forth at the beginning of this Agreement, or such other persons and/or addresses as may hereafter be designated in writing by the parties.

12.  The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement the day and year first above written.

Global Boatworks, LLC

By: /s/Robert Rowe
 Robert Rowe, Manager

Global Boatworks Holdings, Inc.

By:/s/ Robert Rowe
Robert Rowe, Chief Executive Officer, President & Sole Director

Exhibit A

NAME	SHARES	DATE
Robert Rowe	4,370,000	6/12/14
Michael Silveri	30,000	6/12/14
Leah Rowe	100,000	6/12/14
Michael Athanas	10,000	4/10/15
Robert Athanas	10,000	4/9/15
Vincent Beatty	50,000	2/12/15
Louis Bowzeres	20,000	4/3/15
Cheryl E. Bramos	15,000	2/19/15
Luke A. Bramos	10,000	2/19/15
Richy C. Bramos	100,000	2/20/15
Robert A. Bramos	10,000	2/20/15
Ronny A. Bramos	100,000	2/19/15
Tina M. Bramos	15,000	2/20/15
Ashley Hall	50,000	2/15/15
Heather Hall	100,000	2/12/15
Madison Hall	50,000	2/12/15
Robert Hall	100,000	2/16/15
Brenda Hamilton	100,000	2/18/15
Mike Kiernan	100,000	2/19/15
Nancy Kiernan	30,000	2/20/15
Oceanside Equities	1,000,000	6/12/14
Lisa Rogers	110,000	1/23/15
Santo J. Ruma	10,000	1/26/15
Gertrude Scamadella	20,000	4/10/15
James C. Stavrojohn	10,000	2/20/15
Michael Weir	10,000	2/11/15
Steven Weiss	100,000	3/31/15
TOTAL	6,630,000